UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2024

Gritstone bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38663	47-4859534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 300
Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 871-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRTSQ	N/A*

*

On October 22, 2024, the registrant’s common stock was suspended from trading on the Nasdaq Global Select Market. On October 22, 2024, the registrant’s common stock began trading on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. under the symbol “GRTSQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously disclosed, on October 10, 2024, Gritstone bio, Inc. (the “Company”) filed a voluntary petition for relief (the “Chapter 11 Case”) under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

In connection with the Chapter 11 Case, from December 9, 2024, through December 12, 2024, the Company held an auction for the Company’s assets. At the conclusion of the auction, the Debtors declared Hercules Capital, Inc., as agent, as the successful credit bidder for the Company’s machinery and equipment assets, Future Solutions Investments LLC as the successful credit bidder for certain of the Company’s “binder” intellectual property assets, and Seattle Project Corp. as the successful bidder for all of the Company’s other assets (except for specifically identified excluded assets). The aggregate cash proceeds from these sales is expected to be approximately $21.25 million (exclusive of credit bids by Hercules Capital Inc., as agent, in the amount of $3 million, and Future Solutions Investments LLC in the amount of $1.5 million, the Company’s respective prepetition and post-petition secured lenders).

The foregoing sales are subject to Bankruptcy Court approval. The Bankruptcy Court will consider the approval of the sales on December 20, 2024.

Cautionary Statements Regarding Trading in the Company’s Securities

The Company’s securityholders are cautioned that trading in the Company’s Common Stock during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company’s Common Stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its Common Stock.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to, statements regarding the process and potential outcomes of the Company’s Chapter 11 Case. These statements are based on management’s current expectations, and actual results and future events may differ materially due to risks and uncertainties, including, without limitation, risks inherent in the bankruptcy process, including the outcome of the Chapter 11 Case; the Company’s financial projections and cost estimates; the Company’s ability to raise additional funds during the Chapter 11 Case; the Company’s ability to sell any of its assets; the impact of the Chapter 11 Case on the listing of the Common Stock on the Nasdaq; and the effect of the Chapter 11 Case on the Company’s business prospects, financial results and business operations. These and other factors that may affect the Company’s future business prospects, results and operations are identified and described in more detail in the Company’s filings with the SEC, including the Company’s most recent Annual Report filed on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gritstone bio, Inc.

Date: December 13, 2024	By:	/s/ Andrew Allen
Andrew Allen President and Chief Executive Officer